Exhibit 99.3

HG HOLDINGS, INC. and SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On July 20, 2021, HG Holdings, Inc. (the “Company”) completed the previously announced acquisition (the “Acquisition”) pursuant to that certain Equity Purchase Agreement (the “Purchase Agreement”) with National Consumer Title Insurance Company, a Florida corporation (“NCTIC”), National Consumer Title Group LLC, a Florida limited liability company (“NCTG”), Southern Fidelity Insurance Company, a Florida corporation (“SFIC”), Southern Fidelity Managing Agency, LLC, a Florida limited liability company (“SFMA”), and Preferred Managing Agency, LLC, a Florida limited liability company (“PMA” and together with SFIC and SFMA, each, a “Seller” and collectively, the “Sellers”). On such date, pursuant to the Purchase Agreement, the Company purchased 100% of the stock of NCTIC and 100% of the membership interest in NCTG for $5.5 million, subject to a customary post-closing working capital adjustment (the “Purchase Price”). Pursuant to the mechanics in the Purchase Agreement, the Purchase Price was determined at closing by taking the $5.5 million purchase price originally agreed to under the Purchase Agreement, subtracting the debt of NCTIC and NCTG, adding payment for $75,000 of the transaction expenses of the Sellers, and adding a closing related working capital adjustment. The Company funded the Purchase Price from cash on hand.  Also at closing, the Company and Sellers agreed that the economic benefits and burdens of the ownership of the equity, including for accounting and tax purposes, be transferred as of 12:01 am on July 1, 2021.  For all other purposes, the effective time of the transfer remained July 20, 2021.

Pursuant to the Acquisition, the Company effectively purchased (i) 100% of the stock of NCTIC, a Florida title insurer formed in 2017, and (ii) a 100% membership interest in NCTG, which owns a 50% non-controlling membership interest in Title Agency Ventures, LLC, and by virtue thereof, owns 50% of the membership interest in Omega National Title Agency (“Omega”), also a Florida based title agency. NCTIC provides title insurance, closing and/or escrow services and similar or related services in the state of Florida in connection with residential real estate transactions. Omega operates 10 title agency locations in Florida providing title agency services for residential and commercial real estate transactions.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the Company’s unaudited statement of operations for the six months ended June 30, 2021 and NCTIC’s unaudited statement of operations for the six months ended June 30, 2021.

Both the full year and six month unaudited pro forma condensed combined statements of operations give effect to the Acquisition as if it had been consummated on January 1, 2020 and December 31, 2020, respectively, and include adjustments which are directly attributable to the Acquisition, are expected to have continuing impact on the combined results of operations, and are factually supportable.

The unaudited pro forma condensed combined balance sheet combines the Company’s unaudited consolidated balance sheet as of June 30, 2021 and NCTIC’s unaudited combined balance sheet as of June 30, 2021, giving effect to the Acquisition as if it had been consummated on January 1, 2021.

The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations are also referred to herein as the unaudited pro forma financial statements.

The unaudited pro forma financial statements are presented for information purposes only and should be read in conjunction with the accompanying notes to the unaudited pro forma financial statements. In addition, the unaudited pro forma financial statements are based on and should be read in conjunction with the following historical financial statements and accompanying notes for the Company, and historical combined financial statements and accompanying notes of NCTIC:

●

Separate unaudited historical financial statements and the related notes of the Company as of and for the six months ended June 30, 2021 included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, as well as the audited historical financial statements and the related notes of the Company as of and for the year ended December 31, 2020 included in its Annual Report on Form 10-K for the year ended December 31, 2020;

●	Separate audited historical financial statements of NCTIC as of December 31, 2020 and 2019 and for the years then ended, which are included as Exhibit 99.1 to this Current Report on Form 8-K/A; and

●	Separate unaudited historical financial statements of NCTIC as of June 30, 2021 and for the three and six months then ended, which are included as Exhibit 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma financial statements have been prepared by management in accordance with SEC Regulation S-X Article 11, Pro Forma Financial Information. The unaudited pro forma financial statements are not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the Company completed the acquisition of NCTIC on the dates indicated, nor do they purport to project the future financial position or operating results of the combined businesses.

The unaudited pro forma financial statements have been prepared using the acquisition method of accounting under accounting principles generally accepted in the United States of America (“U.S. GAAP”). The pro forma adjustments are preliminary, based upon available information and made solely for the purpose of providing these unaudited pro forma financial statements. Differences between these preliminary adjustments and the final acquisition accounting may occur and these differences could have a material impact on the future results of operations and financial position of the combined company.

HG HOLDINGS, INC.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2021
(in thousands, except share data)

	HG Holdings, Inc.	NCTIC	Pro Forma Adjustments	Notes	Combined
ASSETS
Cash and cash equivalents	$12,199	$4,834	$(5,464)	(A)	$11,569
Restricted cash	234	-	-		234
Premiums receivable	-	40	-		40
Interest and dividend receivables	298	-	-		298
Prepaid expenses and other current assets	161	-	-		161
Total current assets	12,892	4,874	(5,464)		12,302

Property, plant and equipment, net	6	-	-		6
Investment in affiliate	11,764	-	1,011	(B)	12,775
Investment in subsidiary	-	-	-	(C)	-
Subordinated notes receivable	1,713	-	-		1,713
Net deferred tax asset	-	14	(14)	(D)	-
Income taxes Recoverable	-	4	(4)	(D)	-
Other assets	543	-	-		543
Total assets	$26,918	$4,892	$(4,471)		$27,339

LIABILITIES
Current liabilities:
Accounts payable	$5	$169	$-		$174
Accrued salaries, wages and benefits	4	-	-		4
Other accrued expenses	205	-	-		205
Reserves for claims	-	209	-		209
Reinsurance premium payables	-	41	-		41
Escrow liabilities	-	3	-		3
Total current liabilities	214	422	-		636

Other long-term liabilities	239	-	-		239
Total liabilities	453	422	-		875

Stockholders' Equity
Common stock, $0.02 par value, 35,000,000 shares authorized and 34,404,556 shares issued and outstanding on each respective date	684	3,000	(3,000)	(E)	684
Capital in excess of par value	29,780	1,500	(1,500)	(E)	29,780
Retained deficit	(3,999)	(30)	29	(F)	(4,000)
Total stockholders' equity	26,465	4,470	(4,471)		26,464
Total liabilities and stockholders' equity	$26,918	$4,892	$(4,471)		$27,339

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

HG HOLDINGS, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2020
(in thousands)

	HG Holdings, Inc.	NCTIC	Pro Forma Adjustments	Notes	Combined
Revenue
Premiums earned, net of reinsurance ceded	$-	$1,504	$-		$1,504
Other title fees and service charges	-	185	-		185
Net investment income	-	14	-		14
Total Revenue	-	1,703	-		1,703

Expenses
Provision for claims	-	(62)	-		(62)
General and administrative expenses	(1,304)	(1,600)	-		(2,904)
Total Expenses	(1,304)	(1,662)	-		(2,966)

Other income/expenses
Interest income	608	-	-		608
Dividend income	684	-	-		684
Gain on settlement of subordinated note receivable	1,326	-	-		1,326
Impairment loss	(833)	-	-		(833)
Loss from affiliate	(418)	-	-		(418)

Income from operations before income taxes	63	41	-		104

Income tax (expense) benefit	-	(10)	10	(A)	-

Net income	$63	$31	$10		$104

Basic and diluted income per share:
Net income	$0.00	$-	$-		$0.00

Weighted average shares outstanding:
Basic	25,004	-	-		25,004
Diluted	25,421	-	-		25,421

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

HG HOLDINGS, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2021
(in thousands)

	HG Holdings, Inc.	NCTIC	Pro Forma Adjustment	Notes	Combined
Revenue
Premiums earned, net of reinsurance ceded	$-	$941	$-		$941
Other title fees and service charges	-	77	-		77
Net investment income	-	1	-		1
Total Revenue	-	1,019	-		1,019

Expenses
Provision for claims	-	(37)	-		(37)
General and administrative expenses	(596)	(970)	-		(1,566)
Total Expenses	(596)	(1,007)	-		(1,603)

Other income/expenses
Interest income	13	-	-		13
Dividend income	513	-	-		513
Loss from affiliate	(226)	-	-		(226)

(Loss) income from operations before income taxes	(296)	12	-		(284)

Income tax (expense) benefit	-	(1)	1	(A)	-

Net (loss) income	$(296)	$11	$1		$(284)

Basic and diluted (loss) income per share:
Net (loss) income	$(0.01)	$-	$-		$(0.01)

Weighted average shares outstanding:
Basic	33,988	-	-		33,988
Diluted	33,988	-	-		33,988

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

HG HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Description of the Acquisition

On July 20, 2021, HG Holdings, Inc. (the “Company”) completed the previously announced acquisition (the “Acquisition”) pursuant to that certain Equity Purchase Agreement (the “Purchase Agreement”) with National Consumer Title Insurance Company, a Florida corporation (“NCTIC”), National Consumer Title Group LLC, a Florida limited liability company (“NCTG”), Southern Fidelity Insurance Company, a Florida corporation (“SFIC”), Southern Fidelity Managing Agency, LLC, a Florida limited liability company (“SFMA”), and Preferred Managing Agency, LLC, a Florida limited liability company (“PMA” and together with SFIC and SFMA, each, a “Seller” and collectively, the “Sellers”). On such date, pursuant to the Purchase Agreement, the Company purchased 100% of the stock of NCTIC and 100% of the membership interest in NCTG for $5.5 million, subject to a customary post-closing working capital adjustment (the “Purchase Price”). Pursuant to the mechanics in the Purchase Agreement, the Purchase Price was determined at closing by taking the $5.5 million purchase price originally agreed to under the Purchase Agreement, subtracting the debt of NCTIC and NCTG, adding payment for $75,000 of the transaction expenses of the Sellers, and adding a closing related working capital adjustment. The Company funded the Purchase Price from cash on hand.  Also at closing, the Company and Sellers agreed that the economic benefits and burdens of the ownership of the equity, including for accounting and tax purposes, be transferred as of 12:01 am on July 1, 2021.  For all other purposes, the effective time of the transfer remained July 20, 2021.

Pursuant to the Acquisition, the Company effectively purchased (i) 100% of the stock of NCTIC, a Florida title insurer formed in 2017, and (ii) a 100% membership interest in NCTG, which owns a 50% non-controlling membership interest in Title Agency Ventures, LLC (“TAV”), and by virtue thereof, owns 50% of the membership interest in Omega National Title Agency (“Omega”), also a Florida based title agency. NCTIC provides title insurance, closing and/or escrow services and similar or related services in the state of Florida in connection with residential real estate transactions. Omega operates 10 title agency locations in Florida providing title agency services for residential and commercial real estate transactions.

2. Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed combined balance sheet presents the Company’s historical financial position combined with NCTIC as if the Acquisition had occurred on January 1, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 present the combined results of the Company as if the Acquisition with NCTIC had occurred on January 1, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 present the combined results of the Company as if the Acquisition with NCTIC had occurred on December 31, 2020. The accompanying unaudited pro forma condensed combined financial statements include management’s assumptions and certain adjustments as described in greater detail herein.

The unaudited pro forma condensed combined balance sheet information is based on the following:

●	With respect to the Company, the unaudited consolidated balance sheet as of June 30, 2021; and

●	With respect to NCTIC, the unaudited combined balance sheet as of June 30, 2021.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 is based on the following:

●

With respect to the Company, the unaudited consolidated statement of operations for the six months ended June 30, 2021 included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021; and

●	With respect to NCTIC, the unaudited combined statement of operations for the six months ended June 30, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 is based on the following:

●

With respect to the Company, the audited consolidated statement of operations for the year ended December 31, 2020 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020; and

●	With respect to NCTIC, the audited combined statement of operations for the year ended December 31, 2020.

The accompanying unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, “Business Combinations” (“ASC 805”) and are based on the audited annual and unaudited interim historical financial statements of the Company and NCTIC. The unaudited pro forma financial statements are presented for illustrative purposes only. The historical financial statements have been adjusted in the accompanying unaudited pro forma financial statements to give effect to the pro forma events that are (a) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the consolidated results.

As the acquirer for accounting purposes, the Company has estimated the fair value of the NCTI assets acquired and liabilities assumed, and conformed the accounting policies of NCTIC to its own accounting policies. The acquisition method of accounting uses the fair value concepts defined in ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could result in different assumptions resulting in a range of alternative estimates using the same facts and circumstances. The allocation of the purchase price is preliminary, pending the finalization of various estimates and analyses as outlined in the Purchase Agreement. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the Acquisition, the actual amounts eventually recorded for the Acquisition, may differ materially from the pro forma information presented.

The unaudited forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Acquisition occurred on the dates indicated. They may also not be useful in predicting the future financial condition or results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial statements do not reflect any cost savings from operating efficiencies, synergies that could result from the Acquisition, or additional expenses which could also result from the Acquisition. Additionally, the unaudited pro forma condensed combined financial statements do not reflect additional revenue opportunities following the Acquisition.

3. Accounting Policies and Reclassifications

As a result of the continuing review of NCTIC’s accounting policies, the Company may identify differences between the accounting policies of the two businesses that, when conformed, could have a material impact on the combined financial statements. The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies other than the assumptions regarding useful lives for certain elements of property and equipment impacting depreciation expense.

As described in further detail in Note 6, certain reclassifications have been made relative to NCTIC’s historical financial statements to conform to the financial statement presentation of the Company.

4. Preliminary Purchase Price and Allocation

The following table sets forth the purchase consideration paid for the equity of NCTIC as of July 20, 2021, the date of the Acquisition. The preliminary purchase price allocation set forth below assumes the acquisition had closed on January 1, 2020 (in thousands):

Sources of consideration paid to equity holders of NCTIC:
Cash consideration	$4,453
Total cash consideration	$4,453

Preliminary purchase price allocation:
Cash and cash equivalents	$4,834
Accounts receivables, net of allowance for doubtful accounts	37
Payables	(206)
Escrow liabilities	(3)
Underwriting reserves	(209)
Total pro forma net assets acquired	$4,453

For the purposes of this pro forma analysis, the purchase price has been preliminarily allocated based on an estimate of the fair value of assets acquired and liabilities assumed as of the Acquisition date. The determination of estimated fair value requires management to make significant estimates and assumptions. The final valuation of assets acquired and liabilities assumed is expected to be completed as soon as possible but no later than one year from the Acquisition date. The Company will adjust its estimates as needed upon the final valuation.

5. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

Explanations of the adjustments to the unaudited pro forma balance sheet are as follows:

(A)	Represents adjustments to cash due to the following outflows as a result of the Acquisition (in thousands).

	Record cash paid to equity holders of NCTIC at closing	$(4,453)
	Record cash paid to members of NCTG	(1,011)
	Total	(5,464)

(B)	Record equity method investment in NCTG pursuant to cash paid in Adjustment A.	$1,011

(C)	Record investment in subsidiary pursuant to cash paid in Adjustment A.

	Record cash paid to equity holders of NCTIC at closing	$4,453
	Elimination of investment in NCTIC in consolidation	(4,453)
	Total	-

(E)	Record elimination of NCTIC’s deferred tax assets and tax receivables as a result of HG Holdings’ full valuation allowance in consolidation.

	Eliminate NCTIC’s deferred tax asset due to HG Holdings full valuation allowance	$(14)
	Eliminate NCTIC’s income tax recoverable	(4)
	Total	(18)

(E)	Record elimination of NCTIC’s equity in consolidation

(F)	Adjustment to NCTIC’s historical equity.

8. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

Explanations of the adjustments to the unaudited pro forma statement of operations are as follows:

		Six months ended June 30, 2020	Year ended December 31, 2020
(A)	Represents adjustment to pro forma tax provision based on net impact of HG Holdings Inc.’s net operating losses.	1	10